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                                                          Exhibit 11.1


                              EARNINGS PER SHARE
                              PRIMARY COMPUTATION
              ($ in millions except share and per share amounts)


                           Six months ended December 31    1993         1992
______________________________________________________________________________

Basis for computation of earnings per
  common and common equivalent shares:
    Earnings from continuing operations                 $  72.0      $  55.6
    Deduct dividends on 4% preferred stock                  (.2)         (.2)
                                                        ---------    ---------
    Earnings from continuing operations
       available to common shareholders                    71.8         55.4
    Discontinued operations                                (1.5)        (2.0)
    Cumulative effects of accounting changes                           (80.6)
                                                        ---------    ---------
    Net earnings (loss)
       available to common shareholders                 $  70.3      $ (27.2)
                                                        =========    =========



Number of shares:
  Weighted average shares outstanding                76,671,461   76,116,723
  Shares issuable upon exercise
    of stock options, net of shares
    assumed to be repurchased                           860,860    1,320,123
                                                     ------------ ------------

                                                     77,532,321   77,436,846
                                                     ============ ============



Earnings (loss) per common share:
  Continuing operations                                 $   .93      $   .72
  Discontinued operations                                  (.02)        (.03)
  Accounting charges                                                   (1.04)
                                                        ---------    ---------

  Net earnings (loss)                                   $   .91      $  (.35)
                                                        =========    =========
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